UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 15, 2026

Date of Report (Date of earliest event reported)

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2026, Richard Lowenthal resigned as a member of the Board of Directors (the “Board”) of ARS Pharmaceuticals, Inc. (the “Company”), effective immediately. Mr. Lowenthal’s resignation from the Board was a condition of his right to receive severance compensation pursuant to the terms of his employment agreement with the Company and the Company’s Change in Control and Severance Benefit Plan, as described under the heading “Employment, Severance, and Change in Control Agreements” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”).

Additionally, on July 15, 2026, Sarina Tanimoto, M.D., the Company’s Chief Medical Officer, ceased employment with the Company under conditions constituting a termination without cause.

In addition to the severance benefits described in the Proxy Statement, the Company agreed to pay Mr. Lowenthal and Dr. Tanimoto an additional one-time payment of $217,350 and $111,780, respectively, representing a prorated amount of their respective target bonus for 2026. These payments and the severance benefits described in the Proxy Statement are conditioned on the effectiveness of the release of claims provided by each of Mr. Lowenthal and Dr. Tanimoto to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	ARS PHARMACEUTICALS, INC.

	By:	/s/ Donn Casale
	Name:	Donn Casale
	Title:	President and Chief Executive Officer